EXHIBIT 8.1

                            SUBSIDIARIES OF THE COMPANY
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EUROPE

AUSTRIA
Ciba Spezialitaetenchemie GmbH, Hard

BELGIUM
Ciba Specialty Chemicals N.V., Groot-Bijgaarden

FINLAND
Ciba Specialty Chemicals Finland OY, Helsinki

FRANCE
Ciba Specialites Chimiques SA, Saint Fons
Ciba Specialty Chemicals Masterbatch SA, Saint Jeoire en Faucigny

GERMANY
Ciba Spezialitaetenchemie Grenzach GmbH, Grenzach-Wyhlen
Ciba Spezialitaetenchemie Holding Deutschland GmbH, Lampertheim
Ciba Spezialitaetenchemie Lampertheim GmbH, Lampertheim
Ciba Spezialitaetenchemie Pfersee GmbH, Langweid/Lech

GREECE
Ciba Specialty Chemicals Hellas ABEE, Thessaloniki

HUNGARY
Ciba Specialty Chemicals Magyarorszag, Kft., Budapest

ITALY
Ciba Specialty Chemicals S.p.A., Sasso Marconi (Bologna)
Magenta Master Fibres, S.r.l.., Milano

NETHERLANDS
Ciba Specialty Chemicals International Nederland B.V., Maastricht
Ciba Specialty Chemicals (Maastricht) B.V., Maastricht
EFKA Additives B.V., Heerenveen
Melapur B.V., Heerlen

PORTUGAL
Ciba Especialidades Quimicas Lda., Porto

SPAIN
Ciba Especialidades Quimicas S.L., Barcelona

SWEDEN
Ciba Specialty Chemicals Sweden AB, Goeteborg

SWITZERLAND
Ciba Specialites Chimiques Monthey SA, Monthey
Ciba Spezialitaetenchemie AG, Basel
Ciba Spezialitaetenchemie Finanz AG, Basel
Ciba Spezialitaetenchemie International AG, Basel
Ciba Spezialitaetenchemie Kaisten AG, Kaisten
Ciba Spezialitaetenchemie Schweizerhalle AG, Muttenz
Ciba Spezialitaetenchemie Services AG, Basel
CIMO Compagnie Industrielle de Monthey SA, Monthey

TURKEY
Ciba Oezel Kimyevi Ueruenler Sanayi ve Ticaret Ltd., Istanbul

UNITED KINGDOM
Ciba Specialty Chemicals PLC, Macclesfield
Ciba Specialty Chemicals Investment PLC, Macclesfield
Ciba Specialty Chemicals Water Treatments Ltd., Bradford

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AMERICAS

ARGENTINA
Ciba Especialidades Quimicas S.A., Buenos Aires

BERMUDA
Chemical Insurance Company Ltd., Hamilton
Ciba Specialty Chemicals Eurofinance Ltd., Hamilton
Ciba Specialty Chemicals International Finance Ltd., Hamilton
Ciba Specialty Chemicals Investment Ltd., Hamilton

BRAZIL
Ciba Especialidades Quimicas Ltda., Sao Paulo

CANADA
Ciba Specialty Chemicals Canada Inc., Mississauga
Ciba Specialty Chemicals Water Treatments Corp., Mississauga


CHILE
Ciba Especialidades Quimicas Ltd., Santiago de Chile
Ciba Especialidades Quimicas Conosur S.A., Santiago de Chile

COLOMBIA
Ciba Especialidades Quimicas S.A., Bogota

GUATEMALA
Ciba Especialidades Quimicas, S.A. (ACC), Guatemala

MEXICO
Ciba Especialidades Quimicas Mexico S.A. de C.V., Mexico

PANAMA
Ciba Especialidades Quimicas Colon S.A., Colon

UNITED STATES OF AMERICA
Ciba Specialty Chemicals Corporation, Tarrytown, NY



ASIA-PACIFIC

AUSTRALIA
Ciba Specialty Chemicals Pty. Ltd., Thomastown

CHINA
Ciba Specialty Chemicals (China) Ltd., Beijing
Ciba Specialty Chemicals (Hong Kong) Ltd., Hong Kong
Ciba Specialty Chemicals (Shanghai) Ltd., Shanghai
Guangdong Ciba Specialty Chemicals Co. Ltd., Panyu, Guangdong
Guangzhou Ciba Specialty Chemicals Co. Ltd., Guangzhou
Qingdao Ciba Dyes Co. Ltd., Qingdao
Qingdao Ciba Pigments Co. Ltd., Qingdao
Shanghai Ciba Gao-Qiao Chemical Co. Ltd., Shanghai
Shenzhen Ciba Specialty Chemicals Co. Ltd., Shenzhen
Xiangtan Chemicals & Pigments Co. Ltd., Xiangtan

INDIA
Ciba India Private Ltd., Mumbai
Ciba Specialty Chemicals (India) Ltd., Mumbai
Diamond Dye-Chem Limited, Mumbai

INDONESIA
P.T. Ciba Specialty Chemicals Indonesia, Jakarta

JAPAN
Chemipro Fine Chemical Kaisha Ltd., Kobe
Ciba Specialty Chemicals K.K., Osaka
Musashino-Geigy Co. Ltd., Tokyo

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Nippon Alkyl Phenol Co. Ltd., Tokyo

REPUBLIC OF KOREA (SOUTH KOREA)
Ciba Specialty Chemicals Korea Ltd., Seoul
Daihan Swiss Chemical Corp., Seoul
Doobon Fine Chemical Co., Ltd., Chongwon-kun

MALAYSIA
Ciba Specialty Chemicals (Malaysia) SDN. BHD., Klang

NEW ZEALAND
Ciba Specialty Chemicals N.Z. Ltd., Auckland

SINGAPORE
Ciba Specialty Chemicals (Singapore) Pte Ltd., Singapore

SOUTH AFRICA
Ciba Specialty Chemicals (Pty) Ltd., Spartan

TAIWAN
Ciba Specialty Chemicals (Taiwan) Ltd., Kaohsiung

THAILAND
Ciba Specialty Chemicals (Thailand) Ltd., Bangkok
Ciba Specialty Chemicals Industries Ltd., Bangkok

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